UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            October 5, 2018

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                         Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 4.01               Changes in Registrant’s Certifying Accountant
The Audit Committee (the “Committee”) of the Board of Directors of Ebix, Inc. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The Committee invited several public accounting firms to participate in this process, necessitated by the Company’s revenue and asset concentration in India for the year 2018. As a result of this process, the Committee approved the appointment of T R Chadha & Co. LLP (“TRC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 effective October 5, 2018 replacing Cherry Bekaert LLP (the “Former Accounting Firm”).

(a)
In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2016 and 2017, and in the subsequent interim period through October 5, 2018 there were no disagreements with the Former Accounting Firm on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of the Former Accounting Firm, would have caused the Former Accounting Firm to make reference to the matter in their report.

Except as provided in the succeeding sentence, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K during the two fiscal years ended December 31, 2016 and 2017 or in the subsequent period through October 5, 2018. The reports of the Former Accounting Firm on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Former Accounting Firm’s report on internal control over financial reporting expressed an opinion that the Company had not maintained effective internal control over financial reporting as of December 31, 2017 because of the effect of material weaknesses identified by Company management in the design of the Company’s controls over accounting for business combinations, the preparation of the income tax provision, and having contemporaneous documentation of significant acquisition related transactions.

(b)
The Company has provided a copy of the foregoing disclosures to the Former Accounting Firm and requested a letter indicating whether or not it agrees with such disclosures. A copy of the letter, dated October 5, 2018 is attached hereto as Exhibit 16.1.

(c)
During the years ended December 31, 2017 and 2016, and through October 5, 2018, the Company did not consult with TRC regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

(d)
The audit committee of the Company intends to engage a Big 4 accounting firm as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 after conducting a thorough competitive selection process.

Item 9.01               Exhibits.

Exhibits
16.1         Letter from Cherry Bekaert LLP dated October 5, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Sean T. Donaghy
Name:	Sean T. Donaghy
Title:	Chief Financial Officer(principal financial and accounting officer)

Dated: October 5, 2018